Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com
BRIXMOR PROPERTY GROUP REPORTS FIRST QUARTER 2019 RESULTS
- Achieves Record New Lease ABR of $18.79 Per Square Foot -
- Reinvestment Pipeline Now Over $400 Million -

NEW YORK, APRIL 29, 2019 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three months ended March 31, 2019. For the three months ended March 31, 2019 and 2018, net income was $0.21 per diluted share and $0.20 per diluted share, respectively.

Key highlights for the three months ended March 31, 2019 include:

•	Executed 1.7 million square feet of new and renewal leases at comparable rent spreads of 12.3%, including 0.7 million square feet of new leases at comparable rent spreads of 32.7%

•	Executed 3.2 million square feet of total leasing volume, including options, at comparable rent spreads of 9.8%

•	Realized total leased occupancy of 91.1% and anchor leased occupancy of 93.5%

◦	Grew small shop leased occupancy 130 basis points year over year to 85.7%

◦	Increased leased to billed occupancy spread to 360 basis points, the widest since IPO

•	Generated same property NOI growth of 2.0%, driven by a 160 basis point contribution from base rent

•	Grew the total in process reinvestment pipeline to $407.6 million at an expected average incremental NOI yield of 10%, while delivering
$34.8 million of projects at an average incremental NOI yield of 7%

◦	Added six new redevelopment projects to the in process pipeline representing approximately $74.4 million in expected costs

•	Completed $46.1 million of dispositions comprised of 0.5 million square feet and repurchased $11.6 million of common stock, excluding commissions

•	Affirmed previously provided NAREIT FFO per diluted share and same property NOI growth expectations for 2019

•	Adopted FASB Accounting Standards Codification Topic 842, “Leases” (“ASC 842”)

“We continue to execute on our plan to deliver sector leading growth and returns through leasing to better tenants at better rents, accretively reinvesting in our centers and astutely recycling capital,” commented James Taylor, Chief Executive Officer and President. “Our strong performance underscores the strength of our team, our platform and our portfolio during this period of disruption. Also, we are pleased to welcome Julie Bowerman, the Chief Global Digital, Consumer and Customer Experience Officer of Kellogg Company, as a director this quarter, demonstrating our commitment to best-in-class corporate governance, diversified expertise and inclusion.”

FINANCIAL HIGHLIGHTS
The Company adopted ASC 842 on January 1, 2019 and has provided additional detail regarding the adoption in its Supplemental Disclosure and Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. For the three months ended March 31, 2018, the Company capitalized

i

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

$3.0 million of leasing payroll and legal costs. In connection with the Company’s adoption of ASC 842, the Company is no longer capitalizing such costs.

Net Income

•	For the three months ended March 31, 2019 and 2018, net income was $62.9 million, or $0.21 per diluted share, and $61.0 million, or $0.20 per diluted share, respectively.

NAREIT FFO

•	For the three months ended March 31, 2019 and 2018, NAREIT FFO was $142.8 million, or $0.48 per diluted share, and $154.8 million, or $0.51 per diluted share, respectively.

Same Property NOI Growth

•	Same property NOI growth for the three months ended March 31, 2019 was 2.0% versus the comparable 2018 period.

◦	Same property base rent for the three months ended March 31, 2019 contributed 160 basis points to same property NOI growth.

◦	Sears / Kmart had an impact of approximately (50) basis points on same property NOI growth in the three months ended March 31, 2019.

Dividend

•	The Company’s Board of Directors declared a quarterly cash dividend of $0.28 per common share (equivalent to $1.12 per annum) for the second quarter of 2019.

•	The dividend is payable on July 15, 2019 to stockholders of record on July 5, 2019, representing an ex-dividend date of July 3, 2019.

PORTFOLIO AND INVESTMENT ACTIVITY
Value Enhancing Reinvestment Opportunities

•
During the three months ended March 31, 2019, the Company completed ten value enhancing reinvestment projects and added 11 new reinvestment opportunities to its in process pipeline.  Projects added include three anchor space repositioning projects, two outparcel development projects and six redevelopment projects, with a total aggregate net estimated cost of approximately $88.3 million at an expected average incremental NOI yield of 9%.

•
At March 31, 2019, the value enhancing reinvestment in process pipeline was comprised of 61 projects with an aggregate net estimated cost of approximately $407.6 million.  The in process pipeline includes 31 anchor space repositioning projects with an aggregate net estimated cost of approximately $117.9 million at expected incremental NOI yields of 9 to 14%; nine outparcel development projects with an aggregate net estimated cost of approximately $22.2 million at an expected average incremental NOI yield of 10%; and 21 redevelopment projects with an aggregate net estimated cost of approximately $267.5 million at an expected average incremental NOI yield of 9%.

Dispositions

•	During the three months ended March 31, 2019, the Company generated approximately $46.1 million of gross proceeds on the disposition of three assets comprised of 0.5 million square feet.

Share Repurchases

•
During the three months ended March 31, 2019, the Company repurchased 0.7 million shares of common stock under its share repurchase program at an average price per share of $17.53 for a total of approximately $11.6 million, excluding commissions. Since inception of

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

the share repurchase program in December 2017, the Company has repurchased 7.3 million shares of common stock at an average price per share of $16.71 for a total of approximately $122.0 million, excluding commissions. As of March 31, 2019, the share repurchase program had $278.0 million of available repurchase capacity.

CONNECT WITH BRIXMOR

•	For additional information, please visit www.brixmor.com;

•	Follow Brixmor on:
◦Twitter at https://twitter.com/Brixmor
◦Facebook at https://www.facebook.com/Brixmor
◦Instagram at https://www.instagram.com/brixmorpopupshop
◦YouTube at https://www.youtube.com/user/Brixmor; and

•	Find Brixmor on LinkedIn at www.linkedin.com/company/brixmor.

CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Tuesday, April 30, 2019 at 10:00 AM ET. To participate, please dial 877.705.6003 (domestic) or 201.493.6725 (international) within 15 minutes of the scheduled start of the call. The teleconference can also be accessed via a live webcast at www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on May 14, 2019 by dialing 844.512.2921 (domestic) or 412.317.6671 (international) (Passcode: 13687845) or via the web through April 30, 2020 at www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at www.brixmor.com in the Investors section.  These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

NON-GAAP DISCLOSURES
The Company presents the non-GAAP performance measures set forth below. These measures should not be considered as alternatives to, or more meaningful than, net income (presented in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (presented in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those presented in accordance with GAAP. The Company’s computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of these non-GAAP performance measures to net income is presented in the attached table.

NAREIT FFO
NAREIT FFO is a supplemental non-GAAP performance measure utilized to evaluate the operating and financial performance of real estate companies. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) presented in accordance with GAAP excluding (i) gain (loss) on disposition of operating properties, plus (ii) depreciation and amortization of operating properties, (iii) impairment of operating properties and real estate equity investments (to the extent equity investee impairment is directly attributable to a decrease in the value of its operating properties) and (iv) after adjustments for unconsolidated joint ventures calculated to reflect FFO on the same basis. The Company believes NAREIT FFO assists investors in analyzing and comparing the operating and financial performance of a company between periods.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

Same Property NOI
Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. Same property NOI is calculated (using properties owned for the entirety of both periods excluding properties under development and completed development properties which have been stabilized for less than one year), as total property revenues ((i) base rent, (ii) expense reimbursements, (iii) adjustments for revenues deemed uncollectible, (iv) ancillary and other rental income, (v) percentage rents and (vi) other revenues), less direct property operating expenses ((i) operating costs, (ii) real estate taxes and (iii) provision for doubtful accounts). Same property NOI excludes (i) corporate level expenses (including G&A), (ii) lease termination fees, (iii) straight-line rental income, (iv) accretion of above- and below-market leases and tenant inducements, (v) straight-line ground rent expense, and (vi) income or expense associated with the Company’s captive insurance entity. The Company believes same property NOI assists investors in analyzing Brixmor’s comparative operating and financial performance because it eliminates disparities in NOI due to the acquisition or disposition of properties or the stabilization of New Development properties during the period presented and therefore provides a more consistent metric for comparing the operating performance of a company’s real estate between periods.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor (NYSE: BRX) is a real estate investment trust (REIT) that owns and operates a high-quality, national portfolio of open-air shopping centers. Its 422 retail centers comprise approximately 73 million square feet of prime retail space in established trade areas. The Company strives to own and operate shopping centers that reflect Brixmor’s vision “to be the center of the communities we serve” and are home to a diverse mix of thriving national, regional and local retailers. Brixmor is a proud real estate partner to more than 5,000 retailers including The TJX Companies, The Kroger Co., Publix Super Markets, Wal-Mart, Ross Stores and L.A. Fitness.

Brixmor announces material information to its investors in SEC filings and press releases and on public conference calls, webcasts and the “Investor” page of its website at www.brixmor.com. The Company also uses social media to communicate with its investors and the public, and the information Brixmor posts on social media may be deemed material information. Therefore, Brixmor encourages investors and others interested in the Company to review the information that it posts on its website and on its social media channels.

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
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CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	As of	As of
	3/31/19	12/31/18
Assets
Real estate
Land	$1,794,709	$1,804,504
Buildings and tenant improvements	7,518,193	7,535,985
Construction in progress	108,322	90,378
Lease intangibles	652,561	667,910
	10,073,785	10,098,777
Accumulated depreciation and amortization	(2,386,092)	(2,349,127)
Real estate, net	7,687,693	7,749,650
Cash and cash equivalents	349	41,745
Restricted cash	3,057	9,020
Marketable securities	29,634	30,243
Receivables, net	236,391	228,297
Deferred charges and prepaid expenses, net	143,535	145,662
Real estate assets held for sale	9,093	2,901
Other assets (1)	74,178	34,903
Total assets	$8,183,930	$8,242,421

Liabilities
Debt obligations, net	$4,873,065	$4,885,863
Accounts payable, accrued expenses and other liabilities (1)	518,094	520,459
Total liabilities	5,391,159	5,406,322

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
305,289,535 and 305,130,472 shares issued and 297,987,158 and 298,488,516
shares outstanding	2,980	2,985
Additional paid-in capital	3,222,844	3,233,329
Accumulated other comprehensive income	6,048	15,973
Distributions in excess of net income	(439,101)	(416,188)
Total equity	2,792,771	2,836,099
Total liabilities and equity	$8,183,930	$8,242,421

(1) In connection with the Company’s adoption of ASC 842 on January 1, 2019, a right-of-use asset and lease liability were recorded and are included in Other assets and Accounts payable, accrued expenses and other liabilities, respectively. See Supplemental Disclosure for additional information.

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CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended
	3/31/19	3/31/18

Revenues
Rental income (1)	$289,955	$316,797
Other revenues	1,184	378
Total revenues	291,139	317,175

Operating expenses
Operating costs	31,258	35,490
Real estate taxes	43,326	45,725
Depreciation and amortization	85,395	90,383
Provision for doubtful accounts	—	2,415
Impairment of real estate assets	3,112	15,902
General and administrative (2)	25,443	22,426
Total operating expenses	188,534	212,341

Other income (expense)
Dividends and interest	147	96
Interest expense	(46,666)	(55,171)
Gain on sale of real estate assets	7,602	11,448
Gain (loss) on extinguishment of debt, net	30	(132)
Other	(818)	(53)
Total other expense	(39,705)	(43,812)

Net income	$62,900	$61,022

Per common share:
Net income:
Basic	$0.21	$0.20
Diluted	$0.21	$0.20
Weighted average shares:
Basic	298,599	304,158
Diluted	299,029	304,278

(1) In connection with the Company’s adoption of ASC 842 on January 1, 2019, Rental income includes Expense reimbursements and Percentage rents for both periods presented. Additionally, for the three months ended March 31, 2019, Rental income is presented net of Revenues deemed uncollectible. See Supplemental
Disclosure for additional information.
(2) The Company capitalized $3.0 million of leasing payroll and legal costs during the three months ended March 31, 2018. In connection with the Company's adoption of ASC 842 on January 1, 2019, the Company is no longer capitalizing such costs.

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FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended
	3/31/19	3/31/18

Net income (1)	$62,900	$61,022
Gain on disposition of operating properties	(7,602)	(11,448)
Depreciation and amortization- real estate related	84,397	89,352
Impairment of operating properties	3,112	15,902
NAREIT FFO	$142,807	$154,828

NAREIT FFO per diluted share (1)	$0.48	$0.51
Weighted average diluted shares outstanding	299,029	304,278

Items that impact FFO comparability
Litigation and other non-routine legal expenses	$(697)	$(584)
Transaction expenses	(10)	(33)
Gain (loss) on extinguishment of debt, net	30	(132)
Total items that impact FFO comparability	$(677)	$(749)
Items that impact FFO comparability, net per share	$(0.00)	$(0.00)

Additional Disclosures
Straight-line rental income, net	$5,036	$3,097
Accretion of above- and below-market leases and tenant inducements, net	4,116	6,055
Straight-line ground rent expense (2)	(31)	(30)

Dividends declared per share	$0.280	$0.275
Share dividends declared	$83,436	$83,277
Share dividend payout ratio (as % of NAREIT FFO)	58.4%	53.8%

(1) The Company capitalized $3.0 million, or $0.01 per diluted share, of leasing payroll and legal costs during the three months ended March 31, 2018. In connection with the Company’s adoption of ASC 842 on January 1, 2019, the Company is no longer capitalizing such costs.
(2) Straight-line ground rent expense is included in Operating costs on the Consolidated Statements of Operations.

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SAME PROPERTY NOI ANALYSIS
Unaudited, dollars in thousands

	Three Months Ended
	3/31/19	3/31/18	Change
Same Property NOI Analysis
Number of properties	420	420	—
Percent billed	87.5%	89.5%	(2.0%)
Percent leased	91.1%	92.0%	(0.9%)

Revenues (1)
Base rent	$209,706	$206,364
Expense reimbursements	64,460	64,489
Revenues deemed uncollectible	(2,843)	—
Ancillary and other rental income / Other revenues	5,123	3,561
Percentage rents	2,869	2,893
	279,315	277,307	0.6%
Operating expenses
Operating costs	(30,888)	(31,930)
Real estate taxes	(43,001)	(41,900)
Provision for doubtful accounts	—	(2,153)
	(73,889)	(75,983)	(2.8%)
Same property NOI	$205,426	$201,324	2.0%

NOI margin (1)(2)	73.5%	73.2%
Expense recovery ratio	87.2%	87.3%

Percent contribution to same property NOI growth:
	Change	Percent Contribution
Base rent	$3,342	1.6%
Revenues deemed uncollectible / Provision for doubtful accounts	(690)	(0.3%)
Net recoveries	(88)	(0.0%)
Ancillary and other rental income / Other revenues	1,562	0.7%
Percentage rents	(24)	(0.0%)
		2.0%

Reconciliation of Net Income to Same Property NOI
Same property NOI	$205,426	$201,324
Adjustments:
Non-same property NOI	1,239	21,568
Lease termination fees	769	1,531
Straight-line rental income, net	5,036	3,097
Accretion of above- and below-market leases and tenant inducements, net	4,116	6,055
Straight-line ground rent expense	(31)	(30)
Depreciation and amortization	(85,395)	(90,383)
Impairment of real estate assets	(3,112)	(15,902)
General and administrative	(25,443)	(22,426)
Total other expense	(39,705)	(43,812)

Net income	$62,900	$61,022

(1) In connection with the Company’s adoption of ASC 842 on January 1, 2019, Revenues is presented net of Revenues deemed uncollectible for the three months ended March 31, 2019.
(2) NOI margin includes the impact of Revenues deemed uncollectible / Provision for doubtful accounts within Revenues for both periods presented.

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